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                                                                    EXHIBIT 23.2

                             WMX TECHNOLOGIES, INC.

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  The undersigned hereby consents to being named by WMX Technologies, Inc. (the "Company") as a person about to become a director of the Company in the Company's Registration Statement (No. 33-44849) on Form S-1 and any amendment thereto, filed with the Securities and Exchange Commission by the Company.

                                                            /s/ James B. Edwards
                                                             ------------------
                                                               James B.
                                                               Edwards

Dated: April 6, 1995